UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Sept 26, 2017
Date of Report (Date of earliest event reported)

  GALILEO LIFE SCIENCES, INC. fka
MODERN MOBILITY AIDS, INC. (MDRM)
(Exact name of registrant as specified in its charter)

Nevada	333-168983	27-4677038
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 1 First Canadian Place, BOT Toronto, Ontario Canada	M5X 1C1
(Address of principal executive offices)	(Zip Code)

(416) 890 4820
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective during February 2017, the Board of Directors of Galileo Life Sciences, Inc., formerly known as Modern Mobility Aids, Inc. a Nevada corporation (the “Company”), in a quest for new operational activities for the Company accepted certain resignations of executive officers and members of the Board as follows: (i) effective February 17, 2017, Declan French tendered his resignation as the Chief Executive Officer and member of the Board of Directors; and (ii) effective February 24, 2017, Preston Shea tendered his resignation as the President and a member of the Board of Directors. Neither Messrs. French or Shea resigned as a result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Previously the following individuals tendered their respective resignations to the Company as members of the Board of Directors: (i) John Rosenthal effective May 15, 2015; (ii) Dr. Baseer Uddin Khan effective April 10, 2015; and (iii) Ken (Khahn) Pham effective April 12, 2015. Neither Messrs. Rosenthal, Khan or Pham resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

During February 2017, the Board of Directors accepted certain consents and approved the appointment of certain individuals as follows: (i) effective February 24, 2017, Gilbert Sharpe was appointed as a member of the Board of Directors; and (ii) effective February 28, 2017, Tito DiMarco was appointed as the President/Chief Executive Officer and a member of the Board of Directors. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: Tito DiMarco, Gilbert Sharpe and Duncan Scott.

Since early 2017, the Company has been involved in the evaluation of several business opportunities and the performance of a high level of due diligence pertaining to potential merger opportunities. The Company is confident that the synergies of management of the potential target companies together with current management of the Company will succeed in improving shareholder value of the Company.

BIOGRAPHIES

Tito DiMarco. Mr. DiMarco has over forty years of experience as a distributor. From approximately 2001 to current date, Mr. DiMarco has been the president of Osvaldo Inc., which has annual sales over $5,000,000. Osvaldo is engaged in the manufacture and distribution of organic juices and mineral water. It also is engaged in the manufacture and distribution of Nettlemax, which is an arthritis pain relief liniment. From approximately 2002 to current date, Mr. DiMarco has been engaged with Maitech Associates, Inc., which exports and imports medical equipment and parts, including parts for the oil and gas industry, with annual sales over $6,000,000. Mr. DiMarco graduated from York University in 1974 and served in the Canadian Army from 1969 to 1971

Gilbert Sharpe. Mr. Sharpe was the former long-time director of the Legal Branch of the Ontario Ministry of Health and Long-Term Care and brings invaluable experience from a distinguished 40-year career in legal practice and advisory roles. Currently, Mr. Sharpe operates a boutique healthcare advisory service following fifteen years in private practice as a partner at several major Bay Street, Ontario law firms.

Mr. Sharpe offers unparalleled experience in healthcare public policy and regulation, and intimately understands the complex realm of evolving public and private healthcare in Canada. Through his involvement with the Ministry of Health since 1975, and associated work with numerous government ministries and agencies, Mr. Sharpe has influenced some of the most important legal issues and policy matters affecting modern health care. This includes the development of legislation and policies to improve the Ontario and Canadian health care system. This context is invaluable for those who seek to impact change in healthcare.

Internationally, Mr. Sharpe has been an advisor on healthcare projects for the World Bank, Inter-American Bank, and the World Health Organization. He advised on US healthcare reforms in part during his tenure as a professor in the health law group at Loyola University in Chicago.

Mr. Sharpe holds several professorships, including at the Faculty of Law and the Institute of Health Policy, Management and Evaluation (IHPME) at the University of Toronto. Mr. Sharpe received his LLB and LLM from Osgoode Hall Law School. He is also editor-in-chief of health law in Canada and the former president of the Canadian Institute of Law and Medicine. He has published several books, hundreds of articles, and is a sought-after speaker at conferences.

Duncan Scott. For the past thirty years, Dr. Scott has been involved in the medical profession in a number of capacities. He has a wide range of expertise and has been an expert witness for both the Crown and defense attorneys. Among Dr. Scott’s many professional affiliations, he is a member of the Canadian Society of Medical Examiners, Canadian Academy of Psychiatry and Law and a prior president of the Association of Physicians in Corrections of Ontario. Dr. Scott has also lectured extensively across Ontario with audiences consisting of psychiatrists, pharmacists, family health teams and nurse practitioners. He has present to insurance company’s disability staff to assist in their assessments of clients and interactions with family practitioners. Dr. Scott has been on CBC radio and television discussing various topics related to his field of interest and is currently focusing on what he believes to be the greatest obstacle to healthcare – adherence to medication.

Since approximately 2008 to current date, Dr. Scott has held a number of appointments as follows: (i) Member of the Centre for Neuroscience, Queen’s University, Kingston, Ontario; (ii) Forensic Directors Group, Ontario; and (iii) Acting Clinical Director, Regional Forensic Services Program, Providence Care, Mental Health Services, Kingston, Ontario. Since 1991 to current date, Dr. Scott has been an Associate Professor of Psychiatry at Queen’s University and from 1997 to current date, Staff Privileges, Department of Phychiatry, Kingston General Hospital.

From approximately 2008 through 2010, Dr. Scott was the Deputy Head, Department of Psychiatry, Hotel Dieu and Kingston General Hospital. During this time, Dr. Scott was also the Acting Deputy Head, Department of Psychiatry, Providence Care, Mental Health Services. From approximately 1998 through 1999, Dr. Scott was the medical director and chief executive officer of the Institute of Psychotherapy, Kingston, Ontario.

Dr. Scott has also been an independent psychiatric consultant from approximately 2001 to current date at Brookside Youth Centre Detention and Bayfield Residential Treatment Centre. He continues his work as an independent expert reviewer for the Coroner’s Office in Ontario, the Canadian Medical Protective Association and the Ontario Ministry of Health. Dr. Scott is also an independent psychiatric consultant for the Department of Veterans Affairs, the Probation and Parole, Ontario, Wokers Compensation Board Consultant, the Ministry of Corrections of Public Safety and Security and the Ontario Addiction Treatment Centre.

Dr. Scott has been involved in a number of research studies and publications as follows: (i) Knowledge Translation for General Practitioners with Respect to Psychiatric Medication; (ii) Treating ADHD in High Risk Population; (iii) ADHD – Creating a Database on Forensic Clients with ADHD; (iv) a Comparison of Risk/Need Measures in a Sample of Forensic Patients; (v) PLATYPUS Study – Clinical Trial – BMI Evaluation: Placebo and Active Comparator Trial of Olanzapine Zydis Pills Used Sublingually; (vi) E-STAR – Electronci Schizophrenia Treatment Adherence Registry; and (vii) Hub Study Director of an Open Label Assessment of the Clinical Utility of Venlafaxine Tablets in Depression.

Dr. Scot has been the recipient of a number of awards: (i) Ontario Medical Student Bursary Fund (2008): (ii) Queen’s University – Excellence in Clinical Services Award (2008); (iii) Ontario Graduate Scholarship (1977 and 1978); and (iv) Queen’s Graduate Award in Physiology (1976 – 1978).

Dr. Scott earned a Bachelor of Science with Honors from Queen’s University in 1977, a Doctor of Medicine from the University of Toronto in 1982 and a Fellow of Royal College of Physicians and Surgeons (Canada) in 1987.

SECTION 8. OTHER EVENTS

Item 8.01 Other Events

New management has engaged the Company’s auditors, Pritchett, Siler & Hardy, to audit its financial statements for fiscal years ended: (i) June 30, 2015; (ii) June 30, 2016; and (iii) June 30, 2017 and review its financial statements for quarters ended: (i) September 30, 2015; (ii) December 31, 2015; (iii) March 31, 2016; (iv) September 30, 2016; (v) December 31, 2016; and (vi) March 31, 2017. Management anticipates that the audits and reviews by its auditors and the filing of its corresponding quarterly reports on Form 10-Q and annual reports on Form 10-K will be completed by December 15, 2017 and the Company will hence be current in its filings under the Securities Exchange Act of 1934, as amended.

As reflect above, management is currently in negotiations with certain unrelated third parties relating to potential joint ventures and anticipates that the Company’s overall business operations and model will change.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALILEO LIFE SCIENCES, INC. fka MODERN MOBILITY AIDS, INC.
DATE: September 26, 2017	/s/ Tito DiMarco
Name: Tito DiMarco Title: President/Chief Executive Officer

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